Exhibit (l)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 of Oaktree Diversified Income Fund Inc. as filed with the Securities and Exchange Commission on or about April 29, 2022.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 29, 2022

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